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                                                                    EXHIBIT 3.10
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             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU
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Date Received                              (FOR BUREAU USE ONLY)

                            This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.



Name

Paul Lieberman, P.C.
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Address

1471 S. Woodward, Ste. 250                   City
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          State                Zip Code

Bloomfield Hills, MI  48302                       EFFECTIVE DATE:
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Document will be returned to the name and address you enter above.
If left blank document will be mailed to the registered office.

                                                       CID Number:
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                            ARTICLES OF INCORPORATION
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                     For use by domestic profit corporations

         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

                                   ARTICLE I


         The name of the corporation is: Venture Europe, Inc.


                                   ARTICLE II

         The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.


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                                  ARTICLE III


         The total authorized shares:

1.       Common Shares         60,000.
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2.       Preferred Shares
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3.       A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:




                                   ARTICLE IV

1.      The address and the mailing address of the initial registered office is:
        33662 James J. Pompo Drive, Fraser,  Michigan 48026
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2.      The mailing address of the registered office, if different than above:
        P.O. Box 278, Fraser, Michigan  48026
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        The name of the resident agent at the registered office is:
        Robert Silverman


                                   ARTICLE V

        The name(s) and address(es) of the incorporator(s) is (are) as follows:

               Name                               Residence or Business Address

        Timothy M. Bradley         1471 S. Woodward, Ste. 250, Bloomfield Hills,
                                   MI  48302
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                                   ARTICLE VI

         When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the


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shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.



                                  ARTICLE VII

         Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have not consented in writing.



I (We), the incorporator(s) sign my (our) name this 5th day of March, 1999.


/s/ Timothy M. Bradley
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